UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	333-122531	58-2171386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 South Broad Street, Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (229) 246-6536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 21, 2008, W. Derek Martin resigned as Sole Director of The Money Tree Inc. and its subsidiaries in order to devote more time to his various other business interests.

On and effective February 21, 2008, Bradley D. Bellville and Jefferey V. Martin were elected to the Board of Directors by The Money Tree Inc.’s shareholders. Mr. Bellville was subsequently appointed Chairman of the Board of Directors by the Board. Mr. Bellville also serves as President of The Money Tree Inc.

Mr. Bellville owns 40%, and Mr. Jefferey V. Martin owns 20%, of the outstanding stock of Interstate Motor Club, Inc., one of The Money Tree Inc.’s affiliates. Interstate Motor Club pays The Money Tree Inc. a commission for each membership sold pursuant to an Agency Sales Agreement. For the quarter ended December 31, 2007, Interstate Motor Club had revenues of $78,862. For the quarter ended December 31, 2007, Mr. Bellville’s interest in Interstate Motor Club’s revenue was approximately $31,545 and Mr. Jefferey V. Martin’s interest in Interstate Motor Club’s revenue was approximately $15,772.

The Martin Family Group, LLLP owns the real estate for 13 branch offices and the principal executive offices of The Money Tree Inc., and owns one used car lot. The Money Tree Inc. has entered into lease agreements with Martin Family Group, LLLP whereby rent is paid monthly for use of these locations. Jefferey V. Martin holds a one-third interest in the Vance R. Martin Family Trust, which is a limited partner of Martin Family Group, LLLP. For the quarter ended December 31, 2007, The Money Tree Inc. paid lease payments of $143,925 to the Martin Family Group, LLLP. For the quarter ended December 31, 2007, Jefferey V. Martin’s interest in the lease revenue received by the Martin Family Group, LLLP was approximately $1,650. In addition, Martin Sublease, L.L.C. leases from the owners, and subleases to The Money Tree Inc., 53 branch office locations and two used car lots. Martin Sublease, L.L.C. is owned 100% by Vance R. Martin Holdings, LLLP, in which the Vance R. Martin Family Trust is a limited partner and Jefferey V. Martin holds a one-third interest thereof. For the quarter ended December 31, 2007, The Money Tree Inc. paid lease payments of $375,900 to Martin Sublease, L.L.C. For the quarter ended December 31, 2007, Jefferey V. Martin’s interest in the lease revenue received by Martin Sublease, L.L.C. was approximately $13,572.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 21, 2008, The Money Tree Inc.’s bylaws were amended as follows:

1.	Article III, paragraph 3.1 is amended by adding the following sentence to the end thereof: “Notwithstanding anything in these Bylaws to the contrary, there may be no loan, sale of assets, purchase of assets, or any other transaction involving a sum of money in excess of $100,000.00 without shareholder approval.”

2.	Article III, paragraph 3.2 is amended by deleting said paragraph in its entirety and replacing it with the following: “Number. The number of directors of the Corporation shall not be less than one or more than five, the precise number to be fixed by resolution of shareholders from time to time.”

3.	Article VI, paragraph 6.1 is amended by adding the following sentence to the end thereof: “Notwithstanding anything in these Bylaws to the contrary, all compensation and all benefits of the Chairman of the Board, President, Chief Executive Officer, and Chief Operating Officer, shall be fixed by all members of the Board of Directors, excluding the vote of any director or directors who hold any of the following offices: Chairman of the Board, President, Chief Executive Officer, and Chief Operating Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONEY TREE INC.
(Registrant)

Date: February 21, 2008	By:	/s/ Steven P. Morrison
Steven P. Morrison
Chief Financial Officer